Exhibit 99.1

Werner Enterprises Reports Third Quarter 2024 Results

Third Quarter 2024 Highlights (all metrics compared to third quarter 2023)

•Total revenues of $745.7 million, down 9%
•Operating income of $17.6 million, down 54%; non-GAAP adjusted operating income of $21.6 million, down 48%
•Operating margin of 2.4%, down 220 basis points; non-GAAP adjusted operating margin of 2.9%, down 220 basis points
•Diluted EPS of $0.11, down 72%; non-GAAP adjusted diluted EPS of $0.15, down 64%

OMAHA, Neb., October 29, 2024 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the third quarter ended September 30, 2024.

“Freight conditions remained challenging while tightening late in the quarter from hurricane related supply chain disruptions. One-Way Truckload revenue per total mile increased year over year for the first time in seven quarters, and production improved for the sixth consecutive quarter. Our Dedicated fleet grew sequentially, and revenue per truck growth continued,” said Derek Leathers, Chairman and CEO. “Pricing and margin pressures persist in Logistics, and resale equipment values remain low. We continue to make structural changes, driving operating efficiencies, cost savings and advancing our technology roadmap. We continue to adapt to ever-changing conditions and remain focused on positioning Werner for strength and creating long-term value for our shareholders as conditions improve.”

Total revenues for the quarter were $745.7 million, a decrease of $72.0 million compared to the prior-year quarter, due to a $49.4 million, or 9%, decrease in Truckload Transportation Services (“TTS”) revenues and a decline in Logistics revenues of $23.5 million, or 10%. A portion of the TTS revenue decline was due to $20.0 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues decreased $52.1 million, or 7%, during the quarter.

Operating income of $17.6 million decreased $20.3 million, or 54%, while operating margin of 2.4% decreased 220 basis points. On a non-GAAP basis, adjusted operating income of $21.6 million decreased $20.2 million, or 48%. Adjusted operating margin of 2.9% declined 220 basis points from 5.1% for the same quarter last year.

TTS operating income and adjusted operating income both decreased $17.2 million. Logistics operating loss was $0.3 million compared to $2.0 million operating income prior year. Logistics had adjusted operating income of $0.8 million, a decrease of $2.4 million. Corporate and Other (including driving schools) operating loss increased $0.7 million.

Net interest expense of $9.3 million increased $2.3 million primarily due to the impact of replacing lower-cost debt and interest rate swaps with higher-cost debt and interest rate swaps upon certain maturities in the second quarter, plus higher interest rates for variable-rate debt and an increase in average debt

Werner Enterprises, Inc. - Release of October 29, 2024

outstanding. The effective income tax rate during the quarter increased to 23.5%, compared to 23.0% in third quarter 2023.

Net income attributable to Werner of $6.6 million decreased 72%. On a non-GAAP basis, adjusted net income attributable to Werner of $9.2 million decreased 65%. Diluted EPS of $0.11 decreased 72%. On a non-GAAP basis, adjusted diluted EPS of $0.15 decreased 64%.

Key Consolidated Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total revenues	$745,701	$817,744	(9)%	$2,275,579	$2,461,554	(8)%
Truckload Transportation Services revenues	$522,803	$572,195	(9)%	$1,610,998	$1,730,717	(7)%
Werner Logistics revenues	$206,774	$230,252	(10)%	$618,168	$683,470	(10)%
Operating income	$17,595	$37,900	(54)%	$52,794	$138,484	(62)%
Operating margin	2.4%	4.6%	(220) bps	2.3%	5.6%	(330) bps
Net income attributable to Werner	$6,565	$23,704	(72)%	$22,342	$88,809	(75)%
Diluted earnings per share	$0.11	$0.37	(72)%	$0.36	$1.39	(75)%
Adjusted operating income (1)	$21,606	$41,851	(48)%	$61,466	$150,499	(59)%
Adjusted operating margin (1)	2.9%	5.1%	(220) bps	2.7%	6.1%	(340) bps
Adjusted net income attributable to Werner (1)	$9,233	$26,617	(65)%	$28,572	$98,082	(71)%
Adjusted diluted earnings per share (1)	$0.15	$0.42	(64)%	$0.45	$1.54	(70)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $522.8 million decreased $49.4 million; trucking revenues, net of fuel surcharge, decreased 6% year over year
•Operating income of $21.6 million decreased $17.2 million; non-GAAP adjusted operating income of $24.5 million decreased $17.2 million due largely to lower gains on the sale of property and equipment (down 69%) plus a smaller fleet size
•Operating margin of 4.1% decreased 270 basis points from 6.8%; non-GAAP adjusted operating margin, net of fuel surcharge, of 5.3% decreased 320 basis points from 8.5%
•Average segment trucks in service totaled 7,414, a decrease of 812 trucks year over year, or 9.9%
•Dedicated unit trucks at quarter end totaled 4,905, or 66% of the total TTS segment fleet, compared to 5,260 trucks, or 64%, a year ago
•Average revenues per truck per week, net of fuel surcharge, increased 3.5% for TTS and increased 1.7% for Dedicated

During third quarter 2024, Dedicated experienced net reduction in average trucks, down 8.5% year over year and down 1.9% sequentially, although quarter-end fleet size was up 1.7% sequentially. Dedicated average revenues per truck per week, net of fuel surcharge, increased 1.7% year over year. Despite a highly competitive environment, pipeline opportunities remain healthy and client retention is over 90%. One-Way Truckload volume during third quarter 2024 was steady, but ongoing excess market capacity results in continued rate pressure. One-Way revenues per total mile, net of fuel surcharge, increased 0.3% year over year. Despite a 12.3% decline in One-Way average trucks, One-Way Truckload miles were only down 6.6%, primarily due to the impact of a 6.6% increase in total miles per truck per week, the sixth consecutive quarter of improvement.

Werner Enterprises, Inc. - Release of October 29, 2024

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Trucking revenues, net of fuel surcharge	$449,864	$482,169	(7)%	$1,377,883	$1,462,037	(6)%
Trucking fuel surcharge revenues	62,749	82,735	(24)%	205,698	247,713	(17)%
Non-trucking and other revenues	10,190	7,291	40%	27,417	20,967	31%
Total revenues	$522,803	$572,195	(9)%	$1,610,998	$1,730,717	(7)%
Operating income	$21,607	$38,846	(44)%	$63,445	$134,991	(53)%
Operating margin	4.1%	6.8%	(270) bps	3.9%	7.8%	(390) bps
Operating ratio	95.9%	93.2%	270 bps	96.1%	92.2%	390 bps
Adjusted operating income (1)	$24,469	$41,648	(41)%	$70,501	$143,288	(51)%
Adjusted operating margin (1)	4.7%	7.3%	(260) bps	4.4%	8.3%	(390) bps
Adjusted operating margin, net of fuel surcharge (1)	5.3%	8.5%	(320) bps	5.0%	9.7%	(470) bps
Adjusted operating ratio (1)	95.3%	92.7%	260 bps	95.6%	91.7%	390 bps
Adjusted operating ratio, net of fuel surcharge (1)	94.7%	91.5%	320 bps	95.0%	90.3%	470 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $206.8 million decreased $23.5 million, or 10%
•Operating loss was $0.3 million compared to $2.0 million operating income prior year; non-GAAP adjusted operating income of $0.8 million decreased $2.4 million
•Operating margin of (0.2)% decreased 110 basis points from 0.9%; non-GAAP adjusted operating margin of 0.4% decreased 100 basis points from 1.4%

Truckload Logistics revenues (75% of Logistics revenues) decreased $20.9 million, or 12%, driven by a decrease in shipments, partially offset by an increase in revenue per shipment. Brokerage volumes decreased year over year while Power Only volume increased over 18%, marking the seventh consecutive quarter of Power Only volume growth.

Intermodal revenues (14% of Logistics revenues) increased $2.0 million, or 7%, due to an increase in shipments, partially offset by lower revenue per shipment year over year.

Final Mile revenues (11% of Logistics revenues) decreased $4.6 million, or 17%, due to lower volume for furniture and appliances, and timing of isolated churn ahead of new customer facilities being implemented.

Logistics operating income and adjusted operating income both decreased $2.4 million year over year in third quarter 2024. An ongoing competitive environment resulting in lower Truckload Logistics volumes and compressed gross margins led to a lower adjusted operating margin. We are focused on revenue quality and lowering cost to serve.

Werner Enterprises, Inc. - Release of October 29, 2024

Key Werner Logistics Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total revenues	$206,774	$230,252	(10)%	$618,168	$683,470	(10)%
Operating expenses:
Purchased transportation expense	176,205	194,921	(10)%	525,758	568,816	(8)%
Other operating expenses	30,914	33,319	(7)%	94,534	103,350	(9)%
Total operating expenses	207,119	228,240	(9)%	620,292	672,166	(8)%
Operating income (loss)	$(345)	$2,012	(117)%	$(2,124)	$11,304	(119)%
Operating margin	(0.2)%	0.9%	(110) bps	(0.3%)	1.7%	(200) bps
Adjusted operating income (1)	$804	$3,161	(75)%	$1,322	$15,022	(91)%
Adjusted operating margin (1)	0.4%	1.4%	(100) bps	0.2%	2.2%	(200) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in third quarter 2024 was $61.0 million compared to $74.2 million in third quarter 2023, a decrease of 18%.

Net capital expenditures in third quarter 2024 were $87.9 million compared to $120.0 million in third quarter 2023, a decrease of 27%. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.0 years and 5.2 years, respectively, as of September 30, 2024. Maintaining an industry-leading low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in third quarter 2024 were $2.6 million, or $0.03 per share, compared to $9.1 million, or $0.11 per share, in third quarter 2023. Year over year, we sold 22% fewer trucks and 76% more trailers and realized lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in third quarter 2024. As of September 30, 2024, we had 3.9 million shares remaining under our share repurchase authorization.

As of September 30, 2024, we had $55 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding was $690 million at September 30, 2024, flat year over year. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of September 30, 2024 of $434 million.

Werner Enterprises, Inc. - Release of October 29, 2024

2024 Guidance Metrics and Assumptions

The following table summarizes our updated 2024 guidance assumptions:

	Prior (as of 7/30/24)	Actual (as of 9/30/24)	New (as of 10/29/24)
TTS truck count from beginning of year to end of year	(6)% to (3)% (annual)	(7)% (YTD24)	(8)% to (6)% (annual)
Net capital expenditures	$225M to $275M (annual)	$206M (YTD24)	$240M to $260M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	1.1% (YTD24)	0% to 3% (annual)
One-Way Truckload RPTM* growth	(3)% to 0% (3Q24 vs. 3Q23)	0.3% (3Q24 vs. 3Q23)	0% to 3% (4Q24 vs. 4Q23)
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 23.5% in third quarter 2024 compared to 23.0% in third quarter 2023. Expect annual effective tax rate in the range of 25.5% to 26.5%.
•Average truck age of 2.0 years and average trailer age of 5.2 years as of September 30, 2024. Expect average truck and trailer ages of 2.1 years and 5.4 years, respectively, as of December 31, 2024.

Werner Enterprises, Inc. - Release of October 29, 2024

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss third quarter 2024 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on October 29, 2024 at approximately 6:00 p.m. CT through November 29, 2024 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 8096197. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2023 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, over 13,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of October 29, 2024

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	$	%	$	%	$	%	$	%
Operating revenues	$745,701	100.0	$817,744	100.0	$2,275,579	100.0	$2,461,554	100.0
Operating expenses:
Salaries, wages and benefits	258,335	34.6	268,054	32.8	783,492	34.4	802,742	32.6
Fuel	64,886	8.7	90,369	11.0	214,506	9.4	259,523	10.5
Supplies and maintenance	61,548	8.2	60,181	7.4	185,311	8.2	193,370	7.9
Taxes and licenses	23,565	3.2	25,852	3.2	74,223	3.3	76,685	3.1
Insurance and claims	27,678	3.7	31,261	3.8	95,937	4.2	104,552	4.2
Depreciation and amortization	71,584	9.6	74,586	9.1	218,526	9.6	223,797	9.1
Rent and purchased transportation	211,667	28.4	224,556	27.5	626,009	27.5	661,866	26.9
Communications and utilities	4,186	0.6	4,555	0.6	13,019	0.6	13,957	0.6
Other	4,657	0.6	430	—	11,762	0.5	(13,422)	(0.5)
Total operating expenses	728,106	97.6	779,844	95.4	2,222,785	97.7	2,323,070	94.4
Operating income	17,595	2.4	37,900	4.6	52,794	2.3	138,484	5.6
Other expense (income):
Interest expense	11,093	1.5	8,661	1.1	28,084	1.2	24,716	1.0
Interest income	(1,834)	(0.3)	(1,727)	(0.2)	(5,305)	(0.2)	(5,178)	(0.2)
Loss on investments in equity securities, net	37	—	34	—	227	—	36	—
Loss (earnings) from equity method investment	(295)	—	110	—	(21)	—	954	—
Other	50	—	284	—	(181)	—	377	—
Total other expense, net	9,051	1.2	7,362	0.9	22,804	1.0	20,905	0.8
Income before income taxes	8,544	1.2	30,538	3.7	29,990	1.3	117,579	4.8
Income tax expense	2,004	0.3	7,034	0.8	8,002	0.3	28,521	1.2
Net income	6,540	0.9	23,504	2.9	21,988	1.0	89,058	3.6
Net loss (income) attributable to noncontrolling interest	25	—	200	—	354	—	(249)	—
Net income attributable to Werner	$6,565	0.9	$23,704	2.9	$22,342	1.0	$88,809	3.6
Diluted shares outstanding	62,022		63,737		62,862		63,703
Diluted earnings per share	$0.11		$0.37		$0.36		$1.39

Werner Enterprises, Inc. - Release of October 29, 2024

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2024	December 31, 2023
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$54,660	$61,723
Accounts receivable, trade, less allowance of $7,496 and $9,337, respectively	384,023	444,944
Other receivables	25,199	25,479
Inventories and supplies	15,442	18,077
Prepaid taxes, licenses and permits	7,218	16,505
Other current assets	60,424	67,900
Total current assets	546,966	634,628
Property and equipment	3,022,296	2,951,654
Less – accumulated depreciation	1,001,471	978,698
Property and equipment, net	2,020,825	1,972,956
Goodwill	129,104	129,104
Intangible assets, net	78,924	86,477
Other non-current assets (1)	345,898	334,771
Total assets	$3,121,717	$3,157,936

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$164,410	$135,990
Current portion of long-term debt	—	2,500
Insurance and claims accruals	81,155	81,794
Accrued payroll	54,833	50,549
Accrued expenses	22,227	30,282
Other current liabilities	35,084	29,470
Total current liabilities	357,709	330,585
Long-term debt, net of current portion	690,000	646,250
Other long-term liabilities	66,867	54,275
Insurance and claims accruals, net of current portion (1)	228,192	239,700
Deferred income taxes	292,139	320,180
Total liabilities	1,634,907	1,590,990
Temporary equity - redeemable noncontrolling interest	38,253	38,607
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 61,807,803 and 63,444,681 shares outstanding, respectively	805	805
Paid-in capital	137,219	134,894
Retained earnings	1,949,543	1,953,385
Accumulated other comprehensive loss	(21,437)	(9,684)
Treasury stock, at cost; 18,725,733 and 17,088,855 shares, respectively	(617,573)	(551,061)
Total stockholders’ equity	1,448,557	1,528,339
Total liabilities, temporary equity and stockholders’ equity	$3,121,717	$3,157,936
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of September 30, 2024 and December 31, 2023.

Werner Enterprises, Inc. - Release of October 29, 2024

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Capital expenditures, net	$87,909	$119,970	$206,105	$374,161
Cash flow from operations	$61,043	$74,229	$258,700	$356,019
Return on assets (annualized)	0.8%	3.0%	0.9%	3.8%
Return on equity (annualized)	1.7%	6.1%	1.9%	7.8%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Truckload Transportation Services	$522,803	$572,195	$1,610,998	$1,730,717
Werner Logistics	206,774	230,252	618,168	683,470
Other (1)	18,698	19,212	55,118	59,089
Corporate	674	487	1,877	1,463
Subtotal	748,949	822,146	2,286,161	2,474,739
Inter-segment eliminations (2)	(3,248)	(4,402)	(10,582)	(13,185)
Total	$745,701	$817,744	$2,275,579	$2,461,554
Operating Income (Loss)
Truckload Transportation Services	$21,607	$38,846	$63,445	$134,991
Werner Logistics	(345)	2,012	(2,124)	11,304
Other (1)	(980)	(150)	(2,155)	313
Corporate	(2,687)	(2,808)	(6,372)	(8,124)
Total	$17,595	$37,900	$52,794	$138,484

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of October 29, 2024

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Chg	2024	2023	% Chg
Truckload Transportation Services segment
Average trucks in service	7,414	8,226	(9.9)%	7,660	8,379	(8.6)%
Average revenues per truck per week (1)	$4,667	$4,509	3.5%	$4,612	$4,474	3.1%
Total trucks (at quarter end)
Company	7,155	7,905	(9.5)%	7,155	7,905	(9.5)%
Independent contractor	290	265	9.4%	290	265	9.4%
Total trucks	7,445	8,170	(8.9)%	7,445	8,170	(8.9)%
Total trailers (at quarter end)	25,860	27,150	(4.8)%	25,860	27,150	(4.8)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$164,577	$175,690	(6.3)%	$502,697	$535,644	(6.2)%
Average trucks in service	2,605	2,972	(12.3)%	2,707	3,079	(12.1)%
Total trucks (at quarter end)	2,540	2,910	(12.7)%	2,540	2,910	(12.7)%
Average percentage of empty miles	15.33%	14.43%	6.2%	14.98%	14.18%	5.6%
Average revenues per truck per week (1)	$4,860	$4,548	6.9%	$4,763	$4,460	6.8%
Average % change YOY in revenues per total mile (1)	0.3%	(4.8)%		(1.2)%	(4.4)%
Average % change YOY in total miles per truck per week	6.6%	3.3%		5.9%	0.1%
Average completed trip length in miles (loaded)	578	564	2.5%	586	595	(1.5)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$285,287	$306,479	(6.9)%	$875,186	$926,393	(5.5)%
Average trucks in service	4,809	5,254	(8.5)%	4,953	5,300	(6.5)%
Total trucks (at quarter end)	4,905	5,260	(6.7)%	4,905	5,260	(6.7)%
Average revenues per truck per week (1)	$4,563	$4,488	1.7%	$4,531	$4,482	1.1%
Werner Logistics segment
Average trucks in service	20	37	(45.9)%	22	36	(38.9)%
Total trucks (at quarter end)	20	41	(51.2)%	20	41	(51.2)%
Total trailers (at quarter end)	3,475	2,865	21.3%	3,475	2,865	21.3%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of October 29, 2024

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$17,595	2.4%	$37,900	4.6%	$52,794	2.3%	$138,484	5.6%
Non-GAAP adjustments:
Insurance and claims (2)	1,493	0.2%	1,433	0.2%	2,949	0.1%	4,207	0.2%
Amortization of intangible assets (3)	2,518	0.3%	2,518	0.3%	7,553	0.4%	7,808	0.3%
Gain on sale of real estate (4)	—	—%	—	—%	(1,830)	(0.1)%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$21,606	2.9%	$41,851	5.1%	$61,466	2.7%	$150,499	6.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$6,565	$0.11	$23,704	$0.37	$22,342	$0.36	$88,809	$1.39
Non-GAAP adjustments:
Insurance and claims (2)	1,493	0.02	1,433	0.02	2,949	0.04	4,207	0.07
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,346	0.04	2,346	0.04	7,037	0.11	7,292	0.11
Gain on sale of real estate (4)	—	—	—	—	(1,830)	(0.03)	—	—
Loss on investments in equity securities, net (5)	37	—	34	—	227	—	36	—
Loss (earnings) from equity method investment (6)	(295)	—	110	—	(21)	—	954	0.02
Income tax effect of above adjustments (7)	(913)	(0.02)	(1,010)	(0.01)	(2,132)	(0.03)	(3,216)	(0.05)
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$9,233	$0.15	$26,617	$0.42	$28,572	$0.45	$98,082	$1.54

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$745,701	$817,744	$2,275,579	$2,461,554
Non-GAAP adjustment:
Trucking fuel surcharge (8)	(62,749)	(82,735)	(205,698)	(247,713)
Non-GAAP Operating revenues, net of fuel surcharge	$682,952	$735,009	$2,069,881	$2,213,841

Werner Enterprises, Inc. - Release of October 29, 2024

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$21,607	4.1%	$38,846	6.8%	$63,445	3.9%	$134,991	7.8%
Non-GAAP adjustments:
Insurance and claims (2)	1,493	0.3%	1,433	0.3%	2,949	0.2%	4,207	0.3%
Amortization of intangible assets (3)	1,369	0.3%	1,369	0.2%	4,107	0.3%	4,090	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$24,469	4.7%	$41,648	7.3%	$70,501	4.4%	$143,288	8.3%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$501,196	95.9%	$533,349	93.2%	$1,547,553	96.1%	$1,595,726	92.2%
Non-GAAP adjustments:
Insurance and claims (2)	(1,493)	(0.3)%	(1,433)	(0.3)%	(2,949)	(0.2)%	(4,207)	(0.3)%
Amortization of intangible assets (3)	(1,369)	(0.3)%	(1,369)	(0.2)%	(4,107)	(0.3)%	(4,090)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$498,334	95.3%	$530,547	92.7%	$1,540,497	95.6%	$1,587,429	91.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2024	2023	2024	2023
	$	$	$	$
Operating revenues – (GAAP)	$522,803	$572,195	$1,610,998	$1,730,717
Less: Trucking fuel surcharge (8)	(62,749)	(82,735)	(205,698)	(247,713)
Operating revenues, net of fuel surcharge – (Non-GAAP)	460,054	489,460	1,405,300	1,483,004
Operating expenses – (GAAP)	501,196	533,349	1,547,553	1,595,726
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(62,749)	(82,735)	(205,698)	(247,713)
Insurance and claims (2)	(1,493)	(1,433)	(2,949)	(4,207)
Amortization of intangible assets (3)	(1,369)	(1,369)	(4,107)	(4,090)
Non-GAAP adjusted operating expenses, net of fuel surcharge	435,585	447,812	1,334,799	1,339,716
Non-GAAP adjusted operating income	$24,469	$41,648	$70,501	$143,288
Non-GAAP adjusted operating margin, net of fuel surcharge	5.3%	8.5%	5.0%	9.7%
Non-GAAP adjusted operating ratio, net of fuel surcharge	94.7%	91.5%	95.0%	90.3%
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$206,774	100.0%	$230,252	100.0%	$618,168	100.0%	$683,470	100.0%
Non-GAAP adjustment:
Purchased transportation expense (9)	(176,205)	(85.2)%	(194,921)	(84.7)%	(525,758)	(85.1)%	(568,816)	(83.2)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$30,569	14.8%	$35,331	15.3%	$92,410	14.9%	$114,654	16.8%

Werner Enterprises, Inc. - Release of October 29, 2024

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(345)	(0.2)%	$2,012	0.9%	$(2,124)	(0.3)%	$11,304	1.7%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,149	0.6%	1,149	0.5%	3,446	0.5%	3,718	0.5%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$804	0.4%	$3,161	1.4%	$1,322	0.2%	$15,022	2.2%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized, excluding months where the plaintiffs requested an extension of time to respond to our petition for review. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) During second quarter 2024, we sold two parcels of real estate which resulted in a $1.8 million net pre-tax gain on sale. Management believes excluding the effect of these unusual and infrequent items provides a more useful comparison of our performance from period to period. These items are included in our Corporate segment.

(5) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(6) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(7) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2023 has been updated to reflect the annual incremental income tax rate.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(9) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.